               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                          FORM 8-K

              Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



Date of Report(Date of earliest event reported) November 21, 1996
                                                -----------------

                 AK STEEL HOLDING CORPORATION
------------------------------------------------------------------
   (Exact name of registrant as specified in its charter)


 DELAWARE            File No. 1-13696         31-1401455
---------------      -----------------------  -------------
(State or other     (Commission file number)  (IRS employer
jurisdiction of                                identification
incorporation)                                 number)


703 Curtis Street, Middletown, Ohio           45043
----------------------------------------      ---------
(Address of principal executive offices)      (Zip code)


Registrant's telephone number, including area code: (513) 425-5000
                                                     -------------


                         Not Applicable
------------------------------------------------------------------
 (Former name or former address, if changed since last report)

Item 5.   Other Events.
          ------------

     At a meeting held November 21, 1996, the Board of Directors authorized the Company to proceed with financing and construction of a new carbon and stainless steel finishing facility to be located near Rockport, Indiana. A copy of the Company's press release announcing the new facility is annexed hereto as Exhibit 99.

     At the meeting, the Board of Directors also approved amendments to the Company's Long-Term Performance Plan to increase the maximum potential awards that may be earned by participants upon achievement of performance targets and to permit up to 50% of the value of an award to be paid in the form of a restricted stock grant. The Board also authorized amendments to the Company's severance agreements with its executive officers to provide (i) upon any termination of an officer by the Company other than for cause or any termination by the officer for good reason following a change in control (as defined in the agreements), that officer would be deemed fully vested under the Company's Executive Minimum and Supplemental Retirement Plan irrespective of his accrued years of service at the date of termination and would be entitled to immediate payment of an amount based upon the benefits to which he would otherwise be entitled under the Plan as if he had reached age 60 (or his then actual age, if greater) and (ii) upon a change in control (as so defined), all contractual obligations on the part of the Company's executive officers not to compete with the Company would be deemed null and void. Lastly, the Board authorized the contribution of up to $50,000,000 to the Trust previously established by the Company to fund current employee and retiree healthcare benefits.

Item 7.  Exhibits.
         --------

         Exhibit (99)  Press Release, dated November 21, 1996.

                        Signatures



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        AK STEEL HOLDING CORPORATION



                       /s/ John G. Hritz
                           ---------------------------------
                           Vice President, General Counsel
                           and Secretary

Dated:  November 21, 1996

              AK STEEL HOLDING CORPORATION


                     FORM 8-K
                   CURRENT REPORT

                   Exhibit Index
                   -------------


Exhibit No. Description                            Page
----------  -----------                            ----

   99       Press Release, dated November 21, 1996  5